UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 29, 2009
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21625 (Commission File Number)	41-1782300 (IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN (Address of principal executive offices)	55343 (Zip Code)
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 29, 2009, Famous Dave’s of America, Inc. (the “Company”) announced the appointment of Wallace B. Doolin, age 63, as a member of the Company’s Board of Directors effective immediately. Mr. Doolin was also appointed to the Board’s Corporate Governance and Nominating Committee, Compensation Committee, and Strategic Planning Committee. In connection with his appointment, Mr. Doolin will receive standard Board compensation, including long term compensation consisting of a 25,000 restricted common share grant vesting over five years, and annual compensation in the form of shares of the Company’s common stock consisting of 5,000 shares for services to be rendered during the period ending on the date of the Company’s 2010 Annual Meeting of Shareholders. A copy of the press release we issued to announce Mr. Doolin’s appointment is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Famous Dave’s of America, Inc. Press Release dated September 29, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’s of AMERICA, Inc.
Date: September 29, 2009	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title	Chief Financial Officer and Secretary